UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2009

RED METAL RESOURCES LTD.
(Exact name of registrant as specified in Charter)

Nevada	000-52055	20-2138504
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

195 Park Avenue
Thunder Bay
Ontario, Canada P7B 1B9
(Address of Principal Executive Offices)

807-345-5380
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

  [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

  [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

  [  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the documents described below.  The agreements are attached to this Current Report as exhibits.  The discussion below is qualified in its entirety by the full text of the agreements.

On May 8, 2009 and on May 12, 2009 Mr. Richard N. Jeffs, who is the father of our chief executive officer, Caitlin Jeffs, and a significant stockholder, loaned us $11,000 and $7,000, respectively.  The loans are due on demand and accrue interest on the unpaid principal balance at the rate of 8% per annum, compounded monthly.

Item 9.01                      Financial Statements and Exhibits

Exhibit 10.1     Loan Agreement and Promissory Note dated May 8, 2009

Exhibit 10.2     Loan Agreement and Promissory Note dated May 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED METAL RESOURCES LTD.

Dated: May 15, 2009	By:	/s/ Caitlin Jeffs
Caitlin Jeffs
Chief Executive Officer and President